UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2008
LIBERATOR MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2979 SE Gran Park Way, Stuart, Florida 34997

(Address of Principal Executive Offices)
(772) 287-2414

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On January 16, 2008, the management and the Board of Directors of Liberator Medical Holdings, Inc., a Nevada corporation (the “Company”), determined that the Company’s financial statements contained in its Current Report on Form 10-QSB as of June 30, 2007, and December 31, 2006, and for the three and six months ended June 30, 2007 and 2006, could no longer be relied upon because of improper accounting treatment of lease incentives, operating leases with scheduled rent increases, and for compensation expense resulting from an employee stock grant and stock issued to an independent contractor for services.
The Company did not properly record lease incentives as of June 30, 2007 and December 31, 2006. The effect of this adjustment will be an increase in net fixed assets at June 30, 2007, and December 31, 2006, by approximately $311,000 and $326,000, respectively, and corresponding increases to deferred rent at those dates. The adjustments did not have a material effect on earnings and earnings per share for the three months and six months ended June 30, 2007, and 2006.
The Company did not properly amortize rent expense on a straight-line basis in accordance with FASB Statement No. 13. The effect of this adjustment will be an increase in rent expense of approximately $3,000 and $6,000 for the three months ended June 30, 2007 and 2006, respectively, and approximately $6,000 and $12,000 for the six months ended June 30, 2007 and 2006, respectively. Also, accrued liabilities will increase by approximately $6,000 and $12,000 as of June 30, 2007 and December 31, 2006, respectively. Earnings per share will not change for the three months and six months ended June 30, 2007.
The Company did not properly account for an employee incentive stock grant in December 2006. The effect of this adjustment will be taken as a period rather than deferred expense and decreases expenses by $11,200 and $22,400 for the three and six months ended June 30, 2007 respectively. Also prepaid expenses will decrease by $22,400 and $44,800 at June 30, 2007 and December 31, 2006 respectively. Earnings per share will not change for the three months and six months ended June 30, 2007 and 2006.
The Company did not properly account for stock issued for a two year financial consulting contract starting in June 2007 and ending in June 2009, resulting in an increase in prepaid expenses of approximately $852,000 at June 30, 2007, and an increase in expenses by approximately $25,000 (for a partial month in June) for the three and six months ended June 30, 2007. Earnings per share will not change for the three months and six months ended June 30, 2007. Also, stockholder equity will increase by approximately $852,000 at June 30, 2007.
The Board of Directors and the Company’s Chief Financial Officer have discussed the restatement with the Company’s registered independent accounting firm.
The Company intends to amend its Current Report on Form 10-QSB for June 30, 2007 . We will be restating the statement of operations for the three and six months ended June 30, 2007 and 2006, and the balance sheets for June 30, 2007, and December 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2008	/s/ Mark A. Libratore
Mark A. Libratore, President

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